Exhibit 99

ACADIA HEALTHCARE REPORTS FOURTH QUARTER 2024 RESULTS

COMPANY PROVIDES FULL YEAR AND FIRST QUARTER 2025 GUIDANCE,

ANNOUNCES $300 MILLION SHARE REPURCHASE AUTHORIZATION

FRANKLIN, Tenn. (February 27, 2025) – Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Highlights

●	Revenue totaled $774.2 million, an increase of 4.2% over the fourth quarter of 2023.
●	Same facility revenue increased 4.7% compared with the fourth quarter of 2023, including an increase in patient days of 3.2% and an increase in revenue per patient day of 1.4%.
●	Net income attributable to Acadia totaled $32.6 million, or $0.35 per diluted share.
●	Adjusted income attributable to Acadia totaled $59.2 million, or $0.64 per diluted share.
●

Adjusted EBITDA totaled $153.1 million, including a $14.3 million professional liability reserve adjustment related to years prior to 2024, and a $5.0 million impact related to the decision to close one facility during the fourth quarter.

●	Added 577 newly licensed beds during the fourth quarter, including 233 beds to existing facilities and 344 licensed beds from newly constructed facilities.
●

Completed construction on approximately 1,100 beds in the fourth quarter, bringing the full year total to approximately 1,300 newly constructed beds. Total startup losses related to new facilities incurred in the fourth quarter were $11.2 million.

●	Announced new $300 million share repurchase authorization.

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

Fourth Quarter Results

Chris Hunter, Chief Executive Officer of Acadia, remarked, “Our fourth quarter financial and operating results capped off a year of solid growth and progress for Acadia. The continued momentum in our business allowed us to achieve record annual revenue of $3.2 billion. These results reflect the robust demand for our behavioral healthcare services and our ability to expand our capacity and meet this demand across the care continuum. In 2024, we had our largest bed expansion year in Acadia history, allowing us to reach more patients and communities. With our expanding scale and diverse service lines, supported by ongoing investments in technology and quality initiatives, we are well positioned for continued success. As the leading pure-play behavioral healthcare provider in the U.S., we are proud of the important work we are doing to address a critical societal need in our nation, and we remain focused on our purpose to ‘Lead Care with Light®’. We look forward to the opportunities ahead for Acadia in 2025.”

Strategic Investments for Long-Term Growth

During the fourth quarter of 2024, the Company continued to advance its growth strategy, capping off a year of accelerated expansion across the care continuum. Acadia added 233 beds to existing facilities and 344 beds to new facilities, for a total of 577 newly licensed beds in the fourth quarter.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

In addition, Acadia added one new comprehensive treatment center (“CTC”), extending the Company’s market reach to 163 CTCs across 33 states, treating over 72,000 patients daily in this critical area of care.

During the fourth quarter, the Company commenced operations at three new facilities, including a joint venture hospital in partnership with Intermountain Health in Denver, Colorado, as well as two de novo facilities in Madison, Wisconsin and Indio, California. The Company completed construction of approximately 1,300 new beds in 2024, with 776 of those beds licensed as of December 31, 2024. An additional 313 licensed beds have been added in the first two months of 2025. Acadia has 21 joint venture partnerships for 22 hospitals, with 12 hospitals already in operation and 10 additional hospitals expected to open in the coming years.

Cash and Liquidity

Acadia has continued to maintain a strong financial position with sufficient capital to support continued growth and make strategic investments in its business. As of December 31, 2024, the Company had $76.3 million in cash and cash equivalents and $226.5 million available under its $600 million revolving credit facility.

Share Repurchase Authorization

Acadia today announced that its Board of Directors has authorized a share repurchase program for up to $300 million of the Company’s outstanding common stock. Repurchases under the share repurchase program may be made from time to time, subject to market conditions and management's discretion, in the open market or in privately negotiated transactions. The authorization for the repurchase program has no expiration date.

2025 Financial Guidance

Acadia today established financial guidance for 2025, as follows:

2025 Guidance Range
Revenue	$3.3 to $3.4 billion
Adjusted EBITDA	$675 to $725 million
Adjusted earnings per diluted share	$2.50 to $2.80
Interest expense	$130 to $140 million
Tax rate	25% to 26%
Depreciation and amortization expense	$175 to $185 million
Stock compensation expense	$45 to $50 million
Operating cash flows	$460 to $510 million
Expansion capital expenditures	$525 to $575 million
Maintenance and IT capital expenditures	$105 to $115 million
Total bed additions	800 to 1,000 beds

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

The Company’s full-year guidance includes the following assumptions:

●	Same-facility volume growth in the low-to-mid-single digits.
●	Same-facility revenue per patient day growth in the low single digits.
●	A year-over-year increase in startup losses of approximately $25 million, totaling approximately $50-$55 million in losses for the full year 2025 related to newly opened facilities.
●

A net increase in Medicaid supplemental payments of $0 to $15 million for the full year 2025, inclusive of the new Tennessee program which the Company expects to recognize subsequent to the first quarter of 2025.

●	2024 consolidated results include approximately $60 million of revenue and $5 million of adjusted EBITDA from facilities subsequently closed.

The Company also established financial guidance for the first quarter of 2025, as follows:

First Quarter 2025 Guidance Range
Revenue	$765 to $775 million
Adjusted EBITDA	$130 to $135 million

The Company’s first quarter 2025 guidance includes the following assumptions:

●	Startup losses of approximately $20 million, representing a year-over-year increase of approximately $15 million in the first quarter of 2025 compared to the first quarter of 2024.
●	A year-over-year net decrease in Medicaid supplemental payments of approximately $10 to $15 million in the first quarter of 2025 compared to the first quarter of 2024.

Long-Term Outlook

Today, the Company provided an update to its long-term growth targets as follows.

For the three-year period beginning 2026:

●	7% to 9% average annual revenue growth
●	8% to 10% average annual adjusted EBITDA growth
●	600 to 800 new bed additions per year

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Conference Call

Acadia will hold a conference call to discuss its fourth quarter financial results at 8:00 a.m. Central Time/9:00 a.m. Eastern Time on Friday, February 28, 2025. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of December 31, 2024, Acadia operated a network of 262 behavioral healthcare facilities with approximately 11,850 beds in 39 states and Puerto Rico. With approximately 25,500 employees serving more than 80,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to our strategy, growth, anticipated operating results for future periods and our share repurchase program. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Share Repurchase Authorization Disclaimer

Acadia’s share repurchase program permits the Company to make repurchases on a discretionary basis as determined by management, subject to market conditions, applicable legal requirements, available liquidity, compliance with the Company's debt agreements, and other appropriate factors. Repurchases under the share repurchase program are to be made through open market or privately negotiated transactions and may be made pursuant to plans entered into in accordance with Rule 10b5-1 and/or Rule 10b-18 of the Exchange Act. The share repurchase program does not have a termination date, does not obligate Acadia to acquire any particular amount of common stock, and may be modified, extended, suspended, or discontinued by the Company’s Board of Directors at any time without prior notice. No assurance can be given that any particular amount of common stock will be repurchased.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In thousands, except per share amounts)

Revenue	$774,238	$742,800	$3,153,963	$2,928,738

Salaries, wages and benefits (including equity-based compensation expense of $10,099, $9,149, $37,113 and $32,289, respectively)	425,597	400,370	1,691,024	1,572,330
Professional fees	47,470	45,545	189,706	176,013
Supplies	28,560	26,680	112,713	105,992
Rents and leases	11,720	11,672	47,861	46,552
Other operating expenses	117,888	98,108	440,788	388,906
Income from provider relief fund	—	(1,977)	—	(6,419)
Depreciation and amortization	39,541	35,380	149,595	132,349
Interest expense, net	30,071	20,474	116,368	82,125
Legal settlements expense	—	—	—	394,181
Loss on impairment	5,817	1,096	17,276	9,790
Gain on sale of property	—	(9,747)	—	(9,747)
Transaction, legal and other costs	29,566	35,234	46,753	62,026
Total expenses	736,230	662,835	2,812,084	2,954,098
Income (loss) before income taxes	38,008	79,965	341,879	(25,360)
Provision for (benefit from) income taxes	4,479	20,208	77,395	(9,699)
Net income (loss)	33,529	59,757	264,484	(15,661)
Net income attributable to noncontrolling interests	(914)	(2,028)	(8,872)	(6,006)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$32,615	$57,729	$255,612	$(21,667)

Earnings (loss) per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.36	$0.63	$2.79	$(0.24)
Diluted	$0.35	$0.63	$2.78	$(0.24)

Weighted-average shares outstanding:
Basic	91,769	91,238	91,621	90,949
Diluted	91,986	91,872	92,059	90,949

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2024	2023
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$76,305	$100,073
Accounts receivable, net	365,339	361,451
Other current assets	135,848	134,476
Total current assets	577,492	596,000
Property and equipment, net	2,853,193	2,266,610
Goodwill	2,264,851	2,225,962
Intangible assets, net	70,003	73,278
Deferred tax assets	20,964	6,658
Operating lease right-of-use assets	118,369	117,780
Other assets	52,043	72,553
Total assets	$5,956,915	$5,358,841

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$76,816	$29,219
Accounts payable	232,704	156,132
Accrued salaries and benefits	155,426	141,901
Current portion of operating lease liabilities	25,462	26,268
Other accrued liabilities	87,511	532,261
Total current liabilities	577,919	885,781
Long-term debt	1,880,093	1,342,548
Deferred tax liabilities	83,946	1,931
Operating lease liabilities	101,828	100,808
Other liabilities	122,298	140,113
Total liabilities	2,766,084	2,471,181
Redeemable noncontrolling interests	117,116	105,686
Equity:
Common stock	918	913
Additional paid-in capital	2,685,464	2,649,340
Retained earnings	387,333	131,721
Total equity	3,073,715	2,781,974
Total liabilities and equity	$5,956,915	$5,358,841

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2024	2023
	(In thousands)
Operating activities:
Net income (loss)	$264,484	$(15,661)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	149,595	132,349
Amortization of debt issuance costs	4,088	3,322
Equity-based compensation expense	37,113	32,289
Deferred income taxes	67,708	(93,984)
Legal settlements expense	—	394,181
Loss on impairment	17,276	9,790
Gain on sale of property	—	(9,747)
Other	(4,686)	3,168
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(2,329)	(39,012)
Other current assets	(7,462)	8,880
Other assets	521	989
Accounts payable and other accrued liabilities	(420,893)	17,404
Accrued salaries and benefits	12,115	16,532
Other liabilities	12,163	10,815
Government relief funds	—	(8,975)
Net cash provided by operating activities	129,693	462,340

Investing activities:
Cash paid for acquisitions, net of cash acquired	(53,550)	(349)
Cash paid for capital expenditures	(690,385)	(424,133)
Proceeds from sale of property and equipment	10,435	29,422
Other	(2,979)	(2,159)
Net cash used in investing activities	(736,479)	(397,219)

Financing activities:
Borrowings on long-term debt	350,000	—
Borrowings on revolving credit facility	305,000	40,000
Principal payments on revolving credit facility	(15,000)	(35,000)
Principal payments on long-term debt	(56,331)	(21,250)
Payment of debt issuance costs	(1,518)	—
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(1,341)	(44,335)
Contributions from noncontrolling partners in joint ventures	5,180	2,958
Distributions to noncontrolling partners in joint ventures	(2,972)	(5,107)
Other	—	37
Net cash provided by (used in) financing activities	583,018	(62,697)

Net (decrease) increase in cash and cash equivalents	(23,768)	2,424
Cash and cash equivalents at beginning of the period	100,073	97,649
Cash and cash equivalents at end of the period	$76,305	$100,073
	$-	$-
Effect of acquisitions:
Assets acquired, excluding cash	$59,235	$6,766
Liabilities assumed	(4,185)	(128)
Contingent consideration issued in connection with an acquisition	(1,500)	—
Redeemable noncontrolling interest resulting from an acquisition	—	(6,289)
Cash paid for acquisitions, net of cash acquired	$53,550	$349

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Operating Statistics (1)

(Unaudited, $ in thousands except per Patient Day metrics)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Same Facility Results (2)
Revenue	$765,014	$730,836	4.7%	$3,099,970	$2,879,244	7.7%
Patient Days	765,763	742,011	3.2%	3,098,132	3,002,524	3.2%
Admissions	47,866	45,917	4.2%	195,483	193,047	1.3%
Average Length of Stay (3)	16.0	16.2	-1.0%	15.8	15.6	1.9%
Revenue per Patient Day	$999	$985	1.4%	$1,001	$959	4.3%
Adjusted EBITDA	$196,412	$209,828	-6.4%	$881,261	$828,986	6.3%
Adjusted EBITDA excluding income from provider relief fund (4)	$196,412	$207,851	-5.5%	$881,261	$822,567	7.1%

Total Facility Results
Revenue	$774,238	$742,800	4.2%	$3,153,963	$2,928,738	7.7%
Patient Days	776,456	757,345	2.5%	3,151,933	3,063,454	2.9%
Admissions	48,679	47,295	2.9%	199,761	197,532	1.1%
Average Length of Stay (3)	16.0	16.0	-0.4%	15.8	15.5	1.7%
Revenue per Patient Day	$997	$981	1.7%	$1,001	$956	4.7%
Adjusted EBITDA	$184,359	$205,947	-10.5%	$849,411	$817,110	4.0%
Adjusted EBITDA excluding income from provider relief fund (4)	$184,359	$203,970	-9.6%	$849,411	$810,691	4.8%

(1) Total facility and same facility results may not be indicative of the overall performance of our business and should not be considered as alternatives for net income or any other performance measures in accordance with GAAP (as defined herein).

(2) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.

(3) Average length of stay is defined as patient days divided by admissions.

(4) For the three months and year ended December 31, 2023, includes income from provider relief fund of $2.0 million and $6.4 million, respectively.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA,
Same Facility Adjusted EBITDA and Same Facility Adjusted EBITDA Excluding Income from Provider Relief Fund

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$32,615	$57,729	$255,612	$(21,667)
Net income attributable to noncontrolling interests	914	2,028	8,872	6,006
Provision for (benefit from) income taxes	4,479	20,208	77,395	(9,699)
Interest expense, net	30,071	20,474	116,368	82,125
Depreciation and amortization	39,541	35,380	149,595	132,349
EBITDA	107,620	135,819	607,842	189,114

Adjustments:
Equity-based compensation expense (a)	10,099	9,149	37,113	32,289
Transaction, legal and other costs (b)	29,566	35,234	46,753	62,026
Legal settlements expense (c)	—	—	—	394,181
Loss on impairment (d)	5,817	1,096	17,276	9,790
Gain on sale of property (e)	—	(9,747)	—	(9,747)
Adjusted EBITDA	$153,102	$171,551	$708,984	$677,653

Corporate general and administrative costs (f)	(31,257)	(34,396)	(140,427)	(139,457)
Total Facility Adjusted EBITDA	184,359	205,947	849,411	817,110
De novos, acquisitions, and closed facilities (g)	(12,053)	(3,881)	(31,850)	(11,876)
Same Facility Adjusted EBITDA	$196,412	$209,828	$881,261	$828,986

Adjusted EBITDA	$153,102	$171,551	$708,984	$677,653
Income from provider relief fund	—	(1,977)	—	(6,419)
Adjusted EBITDA excluding income from provider relief fund	153,102	169,574	708,984	671,234
Corporate general and administrative costs (f)	(31,257)	(34,396)	(140,427)	(139,457)
Total Facility Adjusted EBITDA excluding income from provider relief fund	184,359	203,970	849,411	810,691
De novos, acquisitions, and closed facilities (g)	(12,053)	(3,881)	(31,850)	(11,876)
Same Facility Adjusted EBITDA excluding income from provider relief fund	$196,412	$207,851	$881,261	$822,567

See footnotes on pages 11-12.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to

Adjusted Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share amounts)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$32,615	$57,729	$255,612	$(21,667)

Adjustments to income:
Transaction, legal and other costs (b)	29,566	35,234	46,753	62,026
Legal settlements expense (c)	—	—	—	394,181
Loss on impairment (d)	5,817	1,096	17,276	9,790
Gain on sale of property (e)	—	(9,747)	—	(9,747)
Provision for (benefit from) income taxes	4,479	20,208	77,395	(9,699)
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	72,477	104,520	397,036	424,884
Income tax effect of adjustments to income (h)	13,326	24,750	92,940	104,697
Adjusted income attributable to Acadia Healthcare Company, Inc.	59,151	79,770	304,096	320,187
Income from provider relief fund, net of taxes	—	(1,441)	—	(4,678)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$59,151	$78,329	$304,096	$315,509

Weighted-average shares outstanding - diluted (i)	91,986	91,872	92,059	91,826

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.64	$0.87	$3.30	$3.49
Income from provider relief fund, net of taxes, per diluted share	—	(0.02)	—	(0.05)
Adjusted income attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$0.64	$0.85	$3.30	$3.44

See footnotes on pages 11-12.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

•

EBITDA: net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

•	Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, legal settlements expense, loss on impairment and gain on sale of property.

•	Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

•

Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, legal settlements expense, loss on impairment, gain on sale of property and provision for income taxes.

•

Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

•

Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

•

Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.

•

Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors’ understanding of the Company’s underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or contraction.

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

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ACHC Reports Fourth Quarter 2024 Results

February 27, 2025

Acadia Healthcare Company, Inc.

Footnotes (continued)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because Acadia believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) termination and restructuring costs; (3) legal, accounting, and other acquisition-related costs; and (4) management transition costs. Government investigations include legal fees and settlement costs related to certain litigation. Termination and restructuring costs include costs, net of gains, incurred related to the closure and disposition of certain facilities or contract amendments. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($1.1 million and $5.0 million for the three months and year ended December 31, 2024, respectively, and $0.9 million and $2.9 million for the three months and year ended December 31, 2023, respectively); legal and settlement costs incurred related to certain litigation not included in Government Investigations ($0.3 million and $4.8 million for the three months and year ended December 31, 2024, respectively, and $8.2 million and $8.8 million for the three months and year ended December 31, 2023, respectively); and direct costs associated with acquisitions ($0.0 million and $1.4 million for the three months and year ended December 31, 2024, respectively, and $0.2 million and $1.0 million for the three months and year ended December 31, 2023, respectively). Management transition costs include certain costs associated with the transition of the leadership team, including the design and implementation of the revised organizational structure. Management transition costs incurred with the transition of our Chief Executive Officer beginning in the first quarter of 2022 have concluded. The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because Acadia believes that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Government investigations	$24,986	$15,360	$30,620	$18,796
Termination and restructuring costs	2,631	1,887	1,362	7,242
Legal, accounting and other acquisition-related costs	1,436	9,294	11,172	12,705
Management transition costs	513	8,693	3,599	23,283
Transaction, legal, and other costs	$29,566	$35,234	$46,753	$62,026

(c) Represents legal settlements expense related to the Desert Hills litigation. Legal settlements expense related to the Desert Hills litigation is excluded from Adjusted EBITDA because Acadia believes that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(d) Represents non-cash impairment charges related to the closure of certain facilities. Non-cash impairment charges related to the closure of certain facilities are excluded from Adjusted EBITDA because Acadia believes that these charges are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(e) Represents gain on facility property sale. Gains from facility property sales are excluded from Adjusted EBITDA because Acadia believes that these gains are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(f) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(g) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(h) Represents the income tax effect of adjustments to income based on tax rates of 18.4% and 23.7% for the three months ended December 31, 2024 and 2023, respectively, and 23.4% and 24.6% for the year ended December 31, 2024 and 2023, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

(i) For the year ended December 31, 2023, approximately 0.9 million outstanding shares of restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the year ended December 31, 2023 causes such securities to be anti-dilutive.

Investor Contact:

Patrick Feeley

Senior Vice President, Investor Relations

(615) 861-6000

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